Exhibit 99.1

Interpace Biosciences Announces Record First Quarter 2023 Financial and Business Results

●	Q1 Revenue of $9.8 million; a 24% increase year-over-year; highest quarter in history
●	Q1 Test volume up nearly 20% year over year to record levels
●	Q1 41.9 million covered lives added, resulting from 8 new or updated commercial contracts

PARSIPPANY, NJ, May 12, 2023 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the first quarter ended March 31, 2023 and provided a business and financial update.

First quarter Net Revenue was $9.8 million. Operating expenses for the first quarter were approximately 6% lower than the same period of 2022. Income from continuing operations in the first quarter of 2023 was $0.4 million, an improvement of $1.5 million from the prior year quarter’s loss of $1.1 million.

“Q1 2023 represented record testing volume and net revenue for the Company, resulting in achievement of profitability and exceeding cash flow breakeven”, stated Tom Burnell, President and CEO of Interpace. “Continued adoption of the Company’s proprietary molecular diagnostics tests (ThyGeNEXT® + ThyraMIR®v2 and PancraGEN®) by physicians and medical professionals has fueled the growth trajectory of the Company. This has set the stage for sales force expansion, and investments in product improvements and laboratory efficiency which may, initially, impact full year profitability.”

First Quarter and 2023 Financial Performance

For the First Quarter of 2023 as Compared to the First Quarter of 2022

●	Net Revenue was $9.8 million, an increase of 24% from $7.9 million for the prior year quarter

●	Gross Profit percentage was 61% compared to 59% for the prior year quarter, an improvement year over year

●	Operating income was $0.7 million vs an operating loss of $(1.0) million in the prior year quarter

●	Income from continuing operations was $0.4 million vs a loss from continuing operations of $(1.1) million in the prior year quarter

●	Adjusted EBITDA was $1.2 million vs $(0.3) million in the prior year quarter

●	Q1 2023 cash collections totaled $10.2 million

●	March 31, 2023 cash balance was $5.6 million. March 31, 2022 cash balance was $2.9 million, net of restricted cash

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has five commercialized molecular tests and one test in a clinical evaluation program (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; PanDNA®, a “molecular only” version of PancraGEN that provides physicians a snapshot of a limited number of factors; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay; ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification; and RespriDX®, that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular-based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP, whereby we gather information from physicians using BarreGEN to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the reimbursement of the Company’s tests being subject to review by CMS, the Company’s ability to continue to perform, bill and receive reimbursement for our PancraGEN® molecular test under the existing local coverage determination (“LCD”), given that such LCD is currently under review by Novitas Solutions, Inc., the Company’s Medicare administrative contractor, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s ability to repay borrowings with Comerica Bank and BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the possible removal of the Company’s common stock from trading on the OTCQX®.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022

Revenue, net	$9,826	$7,923
Cost of revenue	3,848	3,265
Gross Profit	5,978	4,658

Sales and marketing	2,342	2,200
Research and development	149	231
General and administrative	2,494	2,886
Acquisition amortization expense	318	318
Total operating expenses	5,303	5,635

Operating income (loss)	675	(977)
Interest accretion expense	(35)	(121)
Note payable interest	(225)	(180)
Other income, net	19	161
Income (loss) from continuing operations before tax	434	(1,117)
Provision for income taxes	4	18
Income (loss) from continuing operations	430	(1,135)

Loss from discontinued operations, net of tax	(79)	(1,112)

Net income (loss)	$351	$(2,247)

Basic income (loss) per share of common stock:
From continuing operations	$0.10	$(0.27)
From discontinued operations	(0.02)	(0.26)
Net loss per basic share of common stock	$0.08	$(0.53)

Diluted income (loss) per share of common stock:
From continuing operations	$0.10	$(0.27)
From discontinued operations	(0.02)	(0.26)
Net loss per basic share of common stock	$0.08	$(0.53)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,307	4,208
Diluted	4,308	4,208

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	March 31,	December 31,
	2023	2022
Cash and cash equivalents	$5,596	$4,828

Total current assets	12,484	12,154
Total current liabilities	13,851	14,283

Total assets	15,877	15,979
Total liabilities	31,879	32,515
Total stockholders’ deficit	(62,538)	(63,072)

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Three Months Ended
	March 31,
	2023	2022
Net income (loss)	$351	$(2,247)

Net cash provided (used in) operating activities	$1,133	$(1,254)
Net cash used in investing activities	(65)	(19)
Net cash (used in) provided by financing activities	(300)	1,059
Change in cash, cash equivalents and restricted cash	768	(214)
Cash, cash equivalents and restricted cash – beginning	4,828	3,314
Cash, cash equivalents and restricted cash – ending	$5,596	$3,100

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended
	March 31,
	2023	2022
Income (loss) from continuing operations (GAAP Basis)	$430	$(1,135)
Depreciation and amortization	356	371
Stock-based compensation	192	303
Taxes expense	4	18
Interest accretion expense	35	121
Note payable interest	225	180
Mark to market on warrant liability	-	(63)
Change in fair value of note payable	(33)	(107)
Adjusted EBITDA	$1,209	$(312)

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock based compensation and ESPP plans, interest and taxes, and other non-cash expenses including change in fair values of notes payable, contingent consideration and warrant liability. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.